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                                                            Exhibit (A)(8)(a)(v)


                         AMENDMENT TO SERVICE AGREEMENT
                                     BETWEEN
                    THE MANUFACTURERS LIFE INSURANCE COMPANY
                                       AND
               THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

THIS AMENDMENT is made as of December 31, 1996;

WHEREAS, THE MANUFACTURERS LIFE INSURANCE COMPANY ("Manulife") and THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA ("ManAmerica") entered into a Service Agreement dated June 1, 1988 (the "Agreement") under which Manulife provided certain services to ManAmerica both in the United States and at Manulife's head office in Toronto, Ontario;

NOW THEREFORE, the parties hereto agree as follows:

1. Except as otherwise expressly provided herein, capitalized terms used herein which are defined in the Amendment shall have the meanings specified for such terms in the Agreement (as amended by the Amendment).

2. The Agreement is hereby amended by adding The Manufacturers Life Insurance Company (U.S.A.) ("Manulife (USA)") as a party to the Agreement.

3. All Services previously performed in the United States by Manulife shall now be performed by Manulife (USA).

4. This Amendment is not intended to increase the services provided to ManAmerica under the Agreement.

5. Manulife and Manulife (USA) shall provide a single accounting for all services provided under the Agreement which shall separately identify the services and costs associated with such services provided by each company.

6.       The services provided under this Amendment shall be provided at cost.

7. Except as amended herein, the Agreement shall continue in full force and effect.

8. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.
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IN WITNESS WHEREOF, each party hereto has executed this Amendment by its duly authorized officer as of the date first written above.



                                    THE MANUFACTURERS LIFE INSURANCE
                                    COMPANY OF AMERICA

                                    By:_________________________________________
                                            Name:
                                            Title:


                                    THE MANUFACTURERS LIFE INSURANCE
                                    COMPANY

                                    By:_________________________________________
                                            Name:
                                            Title:


                                    Accepted on the date first above written by:

                                    THE MANUFACTURERS LIFE INSURANCE
                                    COMPANY (U.S.A.)

                                    By:_________________________________________
                                            Name:
                                            Title: